INSULET REPORTS FIRST QUARTER 2009 RESULTS
Revenue Grows 87% Year over Year
Manufacturing Efficiencies Drive Significant Expansion in Gross Profit Year over Year
BEDFORD, MA, May 7, 2009 — Insulet Corporation (NASDAQ: PODD), the leader in tubing-free insulin pump technology with its OmniPod® Insulin Management System, today announced financial results for the first quarter ended March 31, 2009.
First Quarter 2009 Results
First quarter 2009 revenue increased 87% to $12.5 million, compared to $6.7 million in the first quarter of 2008. Gross profit for the first quarter of 2009 was $2.0 million, or 16%, compared to a gross loss of $3.3 million, or 50%, for the first quarter of 2008. Operating loss for the first quarter of 2009 decreased by 13% to $17.5 million from $20.0 million in the first quarter of 2008. Net loss for the first quarter of 2009 was $19.6 million, or $0.71 per share, compared to a net loss of $19.9 million, or $0.73 per share, for the first quarter of 2008. Total operating expenses increased to $19.5 million in the first quarter of 2009, compared to $16.7 million in the first quarter of 2008. The increase in operating expenses was mostly related to the expansion of the Company’s sales organization and infrastructure throughout 2008.
“Our impressive top line growth and gross margin expansion in the first quarter are the direct result of investments made in 2008 to establish a national sales force and significantly increase our manufacturing capacity,” said Duane DeSisto, President & Chief Executive Officer of Insulet.  “Now that we have received CE Mark approval for the OmniPod System, we have commenced discussions with several potential partners and distributors to facilitate our international expansion.”
Net interest expense was $2.2 million in the first quarter of 2009, compared to net interest income of $0.1 million in the first quarter of 2008. The increase consisted primarily of $1.2 million in cash interest expense on the Company’s outstanding 5.375% convertible notes, which were issued in June 2008 and $1.0 million in non-cash interest expense related to the Company’s adoption on January 1, 2009 of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). This new standard required the Company to reclassify a portion of its long-term debt related to the outstanding convertible notes as a debt discount within equity. This amount will then be amortized into the income statement as non-cash interest expense over the remaining term of the convertible notes. As of March 31, 2009, the amount reclassified was $23.8 million.
As of March 31, 2009, the Company’s cash and cash equivalents totaled $68.2 million, compared to $56.7 million as of December 31, 2008. In March 2009, the Company entered into an agreement with Deerfield Management Company, to provide the Company with up to $60 million in financing through a flexible credit facility. Under the agreement, the Company initially borrowed $27.5 million and issued warrants to purchase 3.75 million shares of common stock under the agreement at an exercise price of $3.13. The remaining $32.5 million is available to be drawn down by no later than November 2010 in increments of $6.5 million upon the Company meeting certain financial targets. For each additional $6.5 million increment in additional borrowing drawn by the Company, the Company will issue warrants to purchase an additional 300,000 shares of its common stock. Interest will accrue on drawn amounts at a rate of 9.75% per annum and on undrawn amounts at a rate of 2.75% per annum.
Recent Highlights
•	In April 2009, the Company received the CE Mark approval for the OmniPod System allowing the Company to distribute the OmniPod System throughout the European Union and in other countries that recognize the CE Mark.

•	The OmniPod Insulin Management System was awarded the top honor at the 2009 Edison Best New Product Awards, which recognizes excellence in new product development, marketing, and innovation.
Guidance
The Company reiterates its estimate for full year 2009 revenues to be in the range of $55 to $65 million and its estimate of operating loss to be in the range of $50 to $60 million.
Conference Call
Insulet will host a conference call on Thursday, May 7, 2009 at 5:00PM Eastern time to discuss the Company’s first quarter 2009 results and present information concerning its business, strategies and outlook. To listen to the conference call, please dial 866-788-0542 for domestic callers and 857-350-1680 for international callers. The passcode is 53251035. A replay of the conference call will be available two hours after the start of the call through June 7, 2009 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 39397130. An online archive of the conference call will also be available by accessing the Investor Relations section of the Company’s website at http://investors.insulet.com.
Forward-Looking Statement
The first quarter 2009 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its expected revenue and operating losses, market potential, planned expansion in the U.S. and abroad, product demand, access to additional capital in the future and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; Insulet’s ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; Insulet’s inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; international business risks; Insulet’s inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 16, 2009 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully-automated cannula insertion.  Through the OmniPod System, Insulet seeks to expand the use of continuous subcutaneous insulin infusion (CSII) therapy among people with insulin-dependent diabetes. Founded in 2000, Insulet is based in Bedford, MA.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)

INSULET CORPORATION
Selected Financial Data
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except share and per share data)
Revenue	$12,469	$6,671
Cost of revenue	10,474	9,998

Gross profit (loss)	1,995	(3,327)
Operating expenses:
Research and development	3,204	2,923
General and administrative	7,491	5,197
Sales and marketing	8,772	8,565

Total operating expenses	19,467	16,685

Operating loss	(17,472)	(20,012)

Net interest income (expense)	(2,173)	138

Net loss	$(19,645)	$(19,874)

Net loss per share basic and diluted	$(0.71)	$(0.73)

Weighted-average number of shares used in calculating net loss per share	27,804,603	27,394,322

CONDENSED CONSOLIDATED BALANCE SHEET DATA:

	As of	As of
	March 31,	December 31,
	2009	2008
	(Unaudited)
	(In thousands, except share and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$68,164	$56,663
Accounts receivable, net	13,291	11,938
Inventories	15,147	16,870
Prepaid expenses and other current assets	3,385	3,028

Total current assets	99,987	88,499
Property and equipment, net	16,423	17,564
Other assets	3,442	2,170

Total assets	$119,852	$108,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$5,979	$7,291
Accrued expenses	11,327	7,300
Deferred revenue	2,484	2,377

Total current liabilities	19,790	16,968
Long-term debt, net of current portion	81,446	60,172
Other long-term liabilities	3,159	2,987

Total liabilities	104,395	80,127
Stockholders’ Equity
Preferred stock, $.001 par value:

Authorized: 5,000,000 shares at March 31, 2009 and December 31, 2008.
Issued and outstanding: zero shares at March 31, 2009 and December 31, 2008	—	—
Common stock, $.001 par value:
Authorized: 100,000,000 shares at March 31, 2009 and December 31, 2008.
Issued and outstanding: 27,839,115 and 27,778,921 shares at March 31, 2009 and December 31, 2008, respectively	29	29
Additional paid-in capital	285,423	278,427
Accumulated deficit	(269,995)	(250,350)

Total stockholders’ equity	15,457	28,106

Total liabilities and stockholders’ equity	$119,852	$108,233

December 31, 2008 balances have been restated to reflect the retrospective adoption of FSP APB 14-1